UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019 (August 21, 2019)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4830 W. Kennedy Blvd., Suite 600

Tampa, Florida 33609

(813) 864-2559

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, Inhibitor Therapeutics, Inc. (formerly known as HedgePath Pharmaceuticals, Inc.) (the “Company”) entered into that certain Amended and Restated Sublicense Agreement, dated December 17, 2018 (the “Previous Sublicense Agreement”), between Mayne Pharma International Pty Ltd (“Mayne Pharma International”) and the Company. Pursuant to the Previous Sublicense Agreement, Mayne Pharma International sublicensed to the Company the exclusive U.S. rights to two certain third party patents relating to the use of itraconazole as a treatment for cancer and age-related macular degeneration (the “Patents”). On August 21, 2019, the Company received written notice of termination of the Previous Sublicense Agreement due to the fact that the third party from whom Mayne Pharma was itself sublicensing the Patents had terminated such sublicense agreement.

On August 27, 2019, the Company and Mayne Pharma International entered into a new Sublicense Agreement, effective August 20, 2019 (the “New Sublicense Agreement”), under which the Company received from Mayne Pharma International a sublicense to the Patents on nearly identical terms as the Previous Sublicense Agreement (including with respect to licensed field, the licensed indications and the license fees, milestone payments and minimum annual and running royalties that may be owed by the Company to Mayne Pharma International, as well as the terms related to patent prosecution and infringement, reporting and indemnification). Mayne Pharma International was able to enter into the New Sublicense Agreement because, subsequent to the termination of the Previous Sublicense Agreement, Mayne Pharma International entered into a direct license agreement with respect to the Patents with The Johns Hopkins University, the owner of the Patents.

The Patents consist of: (i) US Provisional Application No 60/583,076 entitled “New Angiogenesis Inhibitors”, subsequently filed as PCT/US05/23015 on June 27, 2005 and (ii) US patent No 8,653,083 entitled “Hedgehog Pathway Antagonists to Treat Disease”, filed on August 22, 2005, and subsequently filed as PCT/US2006/32952 on August 22, 2006, together with the inventions disclosed and claimed therein, and all continuations, divisions and reissued based thereof, and any patents issuing, granted or registered therefrom.

The New Sublicense Agreement has a term commencing on August 20, 2019 and continuing until the earlier of: (a) the date of expiration of the last to expire Patent; or (b) notice by Mayne Pharma International with immediate effect promptly after termination or expiry of its rights to license the Patents. Mayne Pharma International and the Company have the right to terminate the New Sublicense Agreement upon the occurrence of certain events, including the bankruptcy of a party or breach of a party’s obligations under the New Sublicense Agreement (subject to a notice and cure period). Mayne Pharma International may also terminate the New Sublicense Agreement upon the expiration or termination of that certain Third Amended and Restated Supply and License Agreement, dated December 17, 2018, between the Company and Mayne Pharma Ventures Pty Ltd, an affiliate of Mayne Pharma International.

Cautionary Note on Forward-Looking Statements

This Current Report and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,”

“plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the anticipated benefits of the New Sublicense Agreement described herein) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve numerous risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2019	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and CEO